Exhibit 10.20


                                                             EXECUTION COPY
                                                             --------------

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                            AMENDED AND RESTATED

                    LIMITED LIABILITY COMPANY AGREEMENT

                                     OF

                            OFS BRIGHTWAVE, LLC

                   (A DELAWARE LIMITED LIABILITY COMPANY)





                                BY AND AMONG

                            OFS BRIGHTWAVE, LLC,

                              FITEL USA CORP.

                                    AND

                    COMMSCOPE OPTICAL TECHNOLOGIES, INC.











                          DATED NOVEMBER 16, 2001


===========================================================================

                             TABLE OF CONTENTS
                             -----------------

                                                                      PAGE
                                                                      ----

ARTICLE 1.    DEFINITIONS AND ACCOUNTING TERMS..........................2

1.1      Definitions....................................................2
         -----------
1.2      Accounting Terms and Determinations...........................11
         -----------------------------------
1.3      Additional Defined Terms......................................11
         ------------------------

ARTICLE 2.    GENERAL PROVISIONS.......................................11

2.1      Formation of Company..........................................11
         --------------------
2.2      Name of Company...............................................11
         ---------------
2.3      Place of Business.............................................11
         -----------------
2.4      Registered Office and Registered Agent........................11
         --------------------------------------
2.5      Term..........................................................11
         ----

ARTICLE 3.    PURPOSES AND POWERS......................................11

3.1      Purposes......................................................11
         --------
3.2      Powers........................................................11
         ------

ARTICLE 4.    MANAGEMENT OF THE COMPANY................................12

4.1      Management of Company.........................................12
         ---------------------
4.2      Board of Managers; Number and Selection.......................12
         ---------------------------------------
4.3      General Powers of the Board of Managers.......................12
         ---------------------------------------
4.4      Voting........................................................13
         ------
4.5      Quorum........................................................13
         ------
4.6      Regular Meetings..............................................13
         ----------------
4.7      Special Meetings..............................................13
         ----------------
4.8      Presence at Meetings..........................................13
         --------------------
4.9      Written Consent...............................................13
         ---------------
4.10     Removal of Managers...........................................14
         -------------------
4.11     Resignation of Managers.......................................14
         -----------------------
4.12     Delegation of Manager's Powers; Officers......................14
         ----------------------------------------
4.13     Resignation and Removal of Officers...........................14
         -----------------------------------
4.14     Chief Executive Officer.......................................14
         -----------------------
4.15     Other Officers................................................15
         --------------
4.16     Limitations on Power of Board of Managers.....................15
         -----------------------------------------
4.17     Subsidiaries..................................................15
         ------------
4.18     Standard of Care; Fiduciary Duty..............................15
         --------------------------------
4.19     CommScope Optical Designees...................................16
         ---------------------------

ARTICLE 5.    MEMBERS..................................................17

5.1      Liability of Members..........................................17
         --------------------
5.2      Authority of Members..........................................17
         --------------------
5.3      Voting........................................................17
         ------
5.4      Preemptive Rights.............................................17
         -----------------

ARTICLE 6.    TRANSFERS AND REPURCHASES OF MEMBERSHIP INTERESTS........17

6.1      Transfer Restrictions.........................................17
         ---------------------
6.2      Right of First Refusal........................................18
         ----------------------
6.3      Tag-Along Rights..............................................19
         ----------------
6.4      Take-Along Rights.............................................20
         -----------------
6.5      Assignment Binding on Company.................................21
         -----------------------------
6.6      Substituted Members...........................................21
         -------------------
6.7      Acceptance of Prior Acts......................................21
         ------------------------
6.8      Admission of Transferees to the Company.......................21
         ---------------------------------------
6.9      Right to Call Membership Interests............................21
         ----------------------------------
6.10     Right to Put Membership Interests.............................23
         ---------------------------------
6.11     Securities Laws...............................................24
         ---------------

ARTICLE 7.    CAPITAL CONTRIBUTIONS, ACCOUNTS, ALLOCATIONS
              AND DISTRIBUTIONS........................................24

7.1      Initial Capitalization........................................24
         ----------------------
7.2      Capital Accounts..............................................25
         ----------------
7.3      Distributions.................................................25
         -------------
7.4      Tax Distributions.............................................25
         -----------------
7.5      Allocation of Net Profit or Net Loss..........................25
         ------------------------------------
7.6      Allocations of Nonrecourse Deductions; Minimum Gain
         ---------------------------------------------------
         Chargeback; Special Allocations and Rules.....................25
         -----------------------------------------
7.7      Section 704(c) Allocations....................................26
         --------------------------
7.8      No Restoration of Negative Capital Accounts...................27
         -------------------------------------------

ARTICLE 8.    INDEMNITIES..............................................27

8.1      Indemnities...................................................27
         -----------
8.2      Insurance.....................................................28
         ---------

ARTICLE 9.    DURATION, DISSOLUTION AND LIQUIDATION....................28

9.1      Duration; Events Causing Dissolution..........................28
         ------------------------------------
9.2      Cancellation of Certificate...................................28
         ---------------------------
9.3      Distributions Upon Dissolution................................28
         ------------------------------
9.4      Reasonable Time for Winding Up................................29
         ------------------------------

ARTICLE 10.   BOOKS OF ACCOUNT; REPORTS; TAXES.........................29

10.1     Books of Account..............................................29
         ----------------
10.2     Financial Statements and Information..........................29
         ------------------------------------
10.3     Tax Returns...................................................29
         -----------
10.4     Tax Matters Partner...........................................29
         -------------------
10.5     Fiscal Year...................................................29
         -----------
10.6     Tax Elections.................................................29
         -------------

ARTICLE 11.   REPRESENTATIONS AND WARRANTIES...........................30

11.1     Representations and Warranties................................30
         ------------------------------
11.2     Representations Regarding Purchase of Interests...............30
         -----------------------------------------------
11.3     Wholly-Owned Subsidiaries.....................................30
         -------------------------

ARTICLE 12.   OTHER AGREEMENTS AND MISCELLANEOUS PROVISIONS............31

12.1     Compliance with LLC Act.......................................31
         -----------------------
12.2     Additional Actions and Documents..............................31
         --------------------------------
12.3     Access to Information.........................................31
         ---------------------
12.4     Confidentiality...............................................31
         ---------------
12.5     Survival......................................................31
         --------
12.6     Amendments; Waivers...........................................31
         -------------------
12.7     Exercise of Rights............................................31
         ------------------
12.8     Assignment; Binding Effect; Benefit...........................32
         -----------------------------------
12.9     Entire Agreement..............................................32
         ----------------
12.10    Severability..................................................32
         ------------
12.11    Headings......................................................32
         --------
12.12    Governing Law.................................................32
         -------------
12.13    Partition.....................................................32
         ---------
12.14    No Brokers....................................................32
         ----------
12.15    Counterparts..................................................32
         ------------
12.16    Enforcement Agreement.........................................32
         ---------------------
12.17    Effect of Initial Public Offering.............................33
         ---------------------------------
12.18    Notices.......................................................33
         -------
12.19    Consent to Jurisdiction.......................................34
         -----------------------
12.20    Waiver of Jury Trial..........................................34
         --------------------

                            AMENDED AND RESTATED

                    LIMITED LIABILITY COMPANY AGREEMENT

                                     OF

                            OFS BRIGHTWAVE, LLC

                   (A DELAWARE LIMITED LIABILITY COMPANY)


     This Amended and Restated Limited Liability Company Agreement (the "AGREEMENT") of OFS BrightWave, LLC, a Delaware limited liability company (the "COMPANY"), is adopted and entered into as of November 16, 2001 by and among the Company, Fitel USA Corp., a Delaware corporation ("FITEL USA"), CommScope Optical Technologies, Inc., a Delaware corporation ("COMMSCOPE OPTICAL"), and any Persons hereafter admitted pursuant to the terms hereof as Members of the Company.


                              R E C I T A L S
                              ---------------

     WHEREAS, on August 6, 2001 the Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware (as amended by the Amendment to the Certificate of Formation, as filed with the Secretary of State of the State of Delaware on September 20, 2001, the "CERTIFICATE");

     WHEREAS, Fitel USA entered into a limited liability company agreement of the Company, as the sole Member of the Company, on October 11, 2001;

     WHEREAS, The Furukawa Electric Co., Ltd., a corporation organized under the laws of Japan ("FURUKAWA"), and Lucent Technologies Inc., a Delaware corporation ("LUCENT"), have entered into an Asset and Stock Purchase Agreement, dated as of July 24, 2001, as amended by Amendment No. 1 to the Asset and Stock Purchase Agreement, dated as of November 15, 2001 (as amended, the "PURCHASE AGREEMENT"), pursuant to which, among other things, Furukawa agreed to purchase substantially all of Lucent's Optical Fiber Solutions business other than Lucent's interest in two joint ventures in China ("OFS"), including the Business (as defined herein), subject to the terms and conditions set forth in the Purchase Agreement;

     WHEREAS, Furukawa and CommScope, Inc., a Delaware corporation ("COMMSCOPE") have entered into a Memorandum of Understanding, dated as of July 24, 2001, as amended and restated by the Amended and Restated Memorandum of Understanding, dated as of November 15, 2001 (as amended and restated, the "MOU"), pursuant to which Furukawa and CommScope agreed that the Company shall acquire the Business from Lucent pursuant to the Purchase Agreement;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Lucent have entered into a Bill of Sale, Assumption and Assignment Agreement, dated as of the date hereof, pursuant to which the Company has acquired the Business from Lucent pursuant to the Purchase Agreement;

     WHEREAS, pursuant to the MOU, the Members desire to enter into this Agreement to amend and restate the limited liability company agreement of the Company in its entirety; and

     WHEREAS, the consummation of the other transactions contemplated by the MOU and the Purchase Agreement are taking place simultaneously with the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and promises contained herein, and intending to be legally bound hereby, the parties hereto agree to amend and restate the limited liability company agreement of the Company in its entirety as follows:


ARTICLE 1.    DEFINITIONS AND ACCOUNTING TERMS

     1.1 Definitions. Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement. As used herein, the following terms shall have the meanings set forth below:

          "AFFILIATE" shall mean with respect to a specified Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or otherwise.

          "AGREEMENT" shall have the meaning set forth in the preamble.

          "APPENDIX A TRANSACTION" shall have the meaning set forth in
Section 6.9(c).

          "ASSUMED TAX RATE" shall have the meaning set forth in Section
7.4.

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as amended.

          "BANKRUPTCY EVENT" shall mean to institute proceedings to adjudicate a company, or any Subsidiary of such company, as bankrupt, or consent to the filing of a bankruptcy proceeding against a company or any Subsidiary of such company, or file a petition or answer or consent seeking reorganization of a company or any Subsidiary of such company under the Bankruptcy Code or any other similar applicable federal, state or foreign law, or consent to the filing of any such petition against a company or any Subsidiary of such company, or consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of a company or any Subsidiary of such company, or make an assignment for the benefit of creditors of a company or any Subsidiary of such company or admit in writing a company's or any Subsidiary of such company's inability to pay its debts generally as they become due.

          "BOARD OF MANAGERS" shall have the meaning set forth in Section
4.1.

          "BUSINESS" shall mean the Cable Business as defined by the MOU or such other business as may be determined by the Board of Managers or conducted by the Company.

          "BUSINESS COMBINATION" shall have the meaning set forth in the definition of "Change of Control of CommScope".

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which banks in New York or Tokyo are required or permitted to be closed.

          "CALL TRANSACTION" shall have the meaning set forth in Section
6.9(b).

          "CALL TRANSACTION MEMBER" shall have the meaning set forth in
Section 6.9(b).

          "CALL TRANSACTION NOTICE" shall have the meaning set forth in
Section 6.9(b).

          "CAPITAL ACCOUNT" shall mean, with respect to any Member, the capital account of such Member maintained pursuant to Article 7, including all additions and subtractions thereto.

          "CAPITAL CONTRIBUTION" shall mean a capital contribution (other than any loan) by a Member to the Company.

          "CERTIFICATE" shall have the meaning set forth in the recitals.

          "CHANGE OF CONTROL OF COMMSCOPE" shall mean, with respect to CommScope or any entity resulting from a Change of Control of CommScope:

            (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of common stock (the "OUTSTANDING STOCK") of such company or (B) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or managers (the "OUTSTANDING VOTING SECURITIES") of such company; provided that, for purposes of this clause (i), any acquisition by such company shall not constitute a Change of Control of such company;

            (ii) individuals who, as of the date hereof, constitute the board of directors (the "INCUMBENT BOARD") of such company cease for any reason to constitute at least 50% of the board of directors of such company; provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by such company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a individual, entity or group (as defined above) other than the board of directors of such company) shall be considered a member of the Incumbent Board;

            (iii) the consummation of a reorganization, recapitalization, liquidation, dissolution, share exchange, merger or consolidation, or sale or other disposition of all or substantially all of the assets (a "BUSINESS COMBINATION") of such company, in each case, unless (A) following such Business Combination, the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities of such company immediately prior to such Business Combination (the "CONTINUING STOCKHOLDERS") beneficially own, directly or indirectly, 50% or more of the combined voting power of the Outstanding Stock or the Outstanding Voting Securities of, as the case may be, the corporation or other entity resulting from such Business Combination or (B) if the Continuing Stockholders own, directly or indirectly, less than 50% of the combined voting power of the Outstanding Stock or the Outstanding Voting Securities of, as the case may be, the corporation or other entity resulting from such Business Combination,
                  (x) no individual, entity or group (excluding any corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the Outstanding Stock or the Outstanding Voting Securities of the corporation or other entity resulting from such Business Combination,
                  (y) at least 50% of the members of the board of directors of corporation or other entity resulting from such Business Combination and the ultimate corporate parent of such corporation or other entity, if any, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors of such company, providing for such Business Combination and (z) Frank M. Drendel, or his successor elected or appointed by a majority of the members of the Incumbent Board, is the chairman of the board of directors and the chief executive officer of the corporation or other entity resulting from such Business Combination and the ultimate corporate parent of such corporation or other entity, if any;

            (iv) (A) there shall have occurred the entry by a court of competent jurisdiction of (x) a decree or order for relief in respect of such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, in an involuntary case or proceeding under the Bankruptcy Code or any other applicable federal or state law or (y) a decree or order adjudging such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, bankrupt or insolvent, or seeking reorganization, of such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, under any applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee, of such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, and, in each case, any such decree or order shall be unstayed and in effect, for a period of 90 consecutive days, or (B) such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, (x) commences a voluntary case or proceeding under the Bankruptcy Code or any other case or proceeding to be adjudicated bankrupt or insolvent, (y) consents to the filing of a bankruptcy proceeding against such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, (c) files a petition or answer or consent seeking reorganization of such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, or relief under the Bankruptcy Code or any other similar applicable federal state law or foreign law, or consents to the filing of such petition against such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, or the appointment of, or taking possession by, a receiver, liquidator, assignee, or trustee in bankruptcy or insolvency of such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, (d) makes an assignment for the benefit of creditors of such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, or (e) admits in writing the inability of such company or any Subsidiary of such company that owns, directly or indirectly through its Subsidiaries, a Membership Interest, to pay its debts generally as they become due; or

            (v) such company shall have agreed to do any of the foregoing.

          "CHANGE OF CONTROL OF FITEL USA" shall mean, with respect to Fitel USA or any entity resulting from a Change of Control of Fitel USA:

            (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the Outstanding Stock of such company or (B) the Outstanding Voting Securities of such company; provided that, for purposes of this clause
                  (i), any acquisition by such company shall not constitute a Change of Control of such company;

            (ii) the consummation of Business Combination of such company unless following such Business Combination the Continuing Stockholders of such company beneficially own, directly or indirectly, 50% or more of the combined voting power of the Outstanding Stock or the Outstanding Voting Securities of, as the case may be, the corporation or other entity resulting from such Business Combination; or

            (iii) such company shall have agreed to do any of the
                  foregoing.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMSCOPE" shall have the meaning set forth in the recitals.

          "COMMSCOPE ENTITIES" shall have the meaning set forth in Section 4.19(a).

          "COMMSCOPE OPTICAL" shall have the meaning set forth in the preamble.

          "COMMSCOPE OPTICAL DESIGNEE" shall have the meaning set forth in
Section 4.2(a)(i).

          "COMPANY" shall have the meaning set forth in the preamble.

          "COMPANY SECURITY" shall have the meaning set forth in Section
5.4.

          "CONTINUING STOCKHOLDERS" shall have the meaning set forth in the definition of "Change of Control of CommScope".

          "CORNING" means Corning Incorporated, a New York corporation.

          "CORNING PATENT LICENSE" shall mean the Patent License Agreement, dated as of November 16, 2001, between Fitel USA and Corning relating to optical fiber.

          "CORNING DEFINED CONTROL" shall mean "CONTROL" as defined by the Corning Patent License.

          "CTV MEMBER TRANSFER" shall mean (i) a sale of stock, merger, consolidation, share exchange, liquidation, dissolution, recapitalization or any other transaction (other than the issuance of director qualifying shares) pursuant to which any direct or indirect wholly owned Subsidiary of CommScope (or any successor of CommScope or entity resulting from a Change of Control of CommScope) which holds a Membership Interest ceases to be a direct or indirect wholly owned Subsidiary of CommScope (or any successor of CommScope or other entity resulting from a Change of Control of CommScope) or (ii) the transfer, sale or disposition of any right to receive a share of profits, losses or other allocations or distribution of the Company (other than any such transfer, sale or disposition that is a Direct Transfer or that is to a wholly owned Subsidiary of CommScope) by any Subsidiary of CommScope (or any successor of CommScope or other entity resulting from a Change of Control of CommScope) that owns, directly or indirectly through its Subsidiaries, a Membership Interest.

          "DIRECT TRANSFER" shall mean any transfer, sale, assignment, pledge, encumbrance, offer or other disposition of all or any portion of a Membership Interest by any Member.

          "DISSOLUTION DATE" shall have the meaning set forth in Section
9.1.

          "ELECTING MEMBER" shall have the meaning set forth in Section
6.2(d).

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXEMPT ISSUANCE" shall mean an issuance of any Company Security
(i) to employees or Managers of, or to consultants or advisors to, the Company or any Subsidiary thereof pursuant to any bona fide equity purchase or option plan or other incentive compensation arrangements; (ii) to financial institutions or lessors (other than, in each case, Affiliates of the Company) in connection with commercial credit arrangements, in an amount not to exceed, in the aggregate for all such lenders, 10% of the fully-diluted equity interests in the Company then outstanding; (iii) in connection with any acquisition of another company or business by the Company or any Subsidiary of the Company, or any merger, consolidation, strategic joint venture or other business combination involving the Company or any Subsidiary of the Company other than, in each case, a transaction between Company or any Subsidiary of the Company and an Affiliate of the Company; or (iv) any Company Security issued in respect of goods or services provided to the Company or its Subsidiaries in a commercial transaction other than, in each case, a transaction between Company or any Subsidiary of the Company and an Affiliate of the Company, in an amount not to exceed, in the aggregate for all such Persons, 10% of the fully-diluted equity interests in the Company then outstanding.

          "EXERCISE NOTICE" shall have the meaning set forth in Section
6.9(c).

          "EXIT TRANSACTION" shall have the meaning set forth in Section
6.10.

          "EXIT TRANSACTION NOTICE" shall have the meaning set forth in
Section 6.10.

          "EXIT PAYMENT DATE" shall have the meaning set forth in Section
6.10.

          "FAIR MARKET VALUE" shall mean fair market value as determined by an independent investment banking firm selected by the unanimous approval of each Member proposing to purchase or sell a Membership Interest, whose decision shall be final, binding and conclusive upon each such Member, and its fees, costs and expenses shall be shared equally by, such Members. In the event that the Members are unable to agree on an independent investment banking firm within 14 calendar days of the event giving rise to the need to appoint the independent investment banker, each Member referred to above shall appoint an independent appointee within seven calendar days, and such appointees shall select an independent investment banking firm to determine Fair Market Value in accordance herewith. The appointed investment banking firm shall be instructed to determine Fair Market Value within 30 calendar days of appointment.

          "FINAL DISTRIBUTION" shall have the meaning set forth in Section
7.4.

          "FISCAL YEAR" shall mean each of the taxable years of the Company, as determined by the Board of Managers.

          "FITEL USA" shall have the meaning set forth in the preamble.

          "FITEL USA DESIGNEE" shall have the meaning set forth in Section 4.2(a)(ii).

          "FURUKAWA" shall have the meaning set forth in the recitals.

          "GAAP" shall mean United States generally accepted accounting principles.

          "INDEMNIFIED PERSON" shall have the meaning set forth in Section
8.1(a).

          "LLC ACT" shall mean the Delaware Limited Liability Company Act, as amended.

          "LOSSES AND EXPENSES" shall have the meaning set forth in Section 8.1(a).

          "LUCENT" shall have the meaning set forth in the recitals.

          "MAJOR DECISIONS" shall have the meaning set forth in Section
4.16.

          "MAJORITY MEMBER" shall mean a Member that, together with its Affiliates, has the right to designate a majority of the Managers on the Board of Managers.

          "MANAGER" shall have the meaning set forth in Section 4.2(a).

          "MEMBER" shall mean each of CommScope Optical and Fitel USA and any Substitute Member that, in each case, has not withdrawn, or, if other than an individual, dissolved.

          "MEMBERSHIP INTEREST" shall mean, with respect to any Member, such Member's limited liability company interest in the Company at any time, which shall equal a fraction (a) the numerator of which shall be the number of Membership Units (or other ownership units or interests) of the Company owned (directly or indirectly) by such Member at such time and (b) the denominator of which shall be the number of fully-diluted Membership Units (or other ownership units or interests, or interests in the Company's profits pursuant to any other arrangement) of the Company then outstanding.

          "MEMBERSHIP UNITS" means nominal units used for the purpose of determining relative or percentage Membership Interests. On the date of this Agreement, the number of Membership Units held by each of the Members is as set forth on the Schedule of Interests attached hereto as Schedule A.

          "MINORITY MEMBER" shall mean a Member that, together with its Affiliates, does not have the right to designate a majority of the Managers on the Board of Managers.

          "MOU" shall have the meaning set forth in the recitals.

          "NON-TRANSFERRING MEMBERS" shall have the meaning set forth in
Section 6.2(a).

          "OFFICERS" shall mean each of the individuals appointed by the Board of Managers to serve as Officers of the Company in accordance with
Article 4.

          "OFS" shall have the meaning set forth in the recitals.

          "OUTSTANDING STOCK" shall have the meaning set forth in the definition of "Change of Control of CommScope".

          "OUTSTANDING VOTING SECURITIES" shall have the meaning set forth in the definition of "Change of Control of CommScope".

          "PAYMENT DATE" shall have the meaning set forth in Section
6.9(b).

          "PERSON" shall mean any natural person, corporation, company, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

          "PREEMPTION NOTICE" shall have the meaning set forth in Section
5.4.

          "PREEMPTION NOTICE TRANSACTION" shall have the meaning set forth in Section 5.4.

          "PURCHASE AGREEMENT" shall have the meaning set forth in the recitals.

          "QUARTERLY DISTRIBUTION" shall have the meaning set forth in
Section 7.4.

          "RESTRICTED TRANSFEREE" shall have the meaning set forth in
Section 6.1(b).

          "RESTRICTION PERIOD" shall have the meaning set forth in Section
6.1(a).

          "SCHEDULE OF INTERESTS" means Schedule A attached hereto, as the same will be amended from time to time to reflect any addition or withdrawal of Members, Direct Transfers of

Membership Interests or changes in any Member's Membership Interest in accordance with the provisions of this Agreement.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SUBSIDIARIES" of any Person shall mean any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          "SUBSIDIARY TRANSFER" shall have the meaning set forth in 6.1(a).

          "SUBSTITUTE MEMBER" shall have the meaning set forth in Section
6.4.

          "SUSPENDED MEMBER" shall have the meaning set forth in Section
6.1(c).

          "SUSPENSION TRANSACTION" shall have the meaning set forth in
Section 6.1(c).

          "TAG-ALONG INITIATOR" shall have the meaning set forth in Section 6.3(a).

          "TAG-ALONG INTERESTS" shall have the meaning set forth in Section 6.3(a).

          "TAG-ALONG NOTICE" shall have the meaning set forth in Section
6.3(a).

          "TAG-ALONG OFFEREE" shall have the meaning set forth in Section
6.3(a).

          "TAG-ALONG TRANSFER" shall have the meaning set forth in Section
6.3(a).

          "TAKE-ALONG INITIATOR" shall have the meaning set forth in
Section 6.4(a).

          "TAKE-ALONG NOTICE" shall have the meaning set forth in Section
6.4(a).

          "TAKE-ALONG OFFEREE" shall have the meaning set forth in Section
6.4(a).

          "TAX AMOUNT" shall have the meaning set forth in Section 7.4.

          "TRANSFER" shall mean any CTV Member Transfer or Direct Transfer.

          "TRANSFER NOTICE" shall have the meaning set forth in Section
6.2(a).

          "TRANSFERRED INTEREST" shall have the meaning set forth in
Section 6.2(a).

          "TRANSFERRING MEMBER" shall have the meaning set forth in Section 6.2(a).

          "TREASURY REGULATIONS" or "TREAS. REG." shall mean the regulations issued by the United States Department of the Treasury under the Code as now in effect and as may be amended from time to time, and any successor regulations.

     1.2 Accounting Terms and Determinations. All accounting terms used herein and not otherwise defined shall have the meanings accorded to them in accordance with GAAP, and, except as expressly provided herein, all accounting determinations shall be made in accordance with GAAP, consistently applied.

     1.3 Additional Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the MOU.


ARTICLE 2.    GENERAL PROVISIONS

     2.1 Formation of Company. The Members hereby (a) acknowledge the formation of the Company as a limited liability company pursuant to the LLC Act by virtue of the filing of the Certificate; (b) confirm and agree to their status as Members of the Company; and (c) execute this Agreement for the purpose of continuing the existence of the Company and establishing the rights, duties, and relationship of the Members, which shall be the limited liability company agreement of the Company under Section 18-101(7) of the LLC Act.

     2.2 Name of Company. The name under which the Company shall conduct its business is OFS BrightWave, LLC or such other name as the Board of Managers shall determine from time to time provided that the name will not include any Member's name (or derivation thereof) without that Member's consent.

     2.3 Place of Business. The principal place of business of the Company shall be at 2000 N.E. Expressway, Norcross, Georgia 30071 or at such other place as the Board of Managers shall determine from time to time. The Board of Managers may establish and maintain such other offices and additional places of business of the Company, either within or without the State of Delaware, as they from time to time deem appropriate.

     2.4 Registered Office and Registered Agent. The street address of the initial registered office of the Company shall be 1209 Orange Street, Wilmington, Delaware, 19801. The Company's registered agent at such address shall be The Corporation Trust Company.

     2.5 Term. The Company shall have perpetual existence unless earlier dissolved and terminated pursuant to Section 9.1 hereof.


ARTICLE 3.    PURPOSES AND POWERS

     3.1 Purposes. The purposes of the Company shall be to own and operate the Business and any development thereof. Subject to the terms and conditions of this Agreement, the Company may engage in any and all other activities and transactions reasonably necessary or incidental to any of the foregoing and such other business and other activities as may be agreed upon by the Members or the Board of Managers.

     3.2 Powers. Subject to the terms and conditions of this Agreement, the Company shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Company, as long as the activities and obligations may be lawfully engaged in or performed by a limited liability company under the LLC Act.


ARTICLE 4.    MANAGEMENT OF THE COMPANY

     4.1 Management of Company. Except as otherwise expressly provided in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Managers (the "BOARD OF MANAGERS") as described herein.

     4.2 Board of Managers; Number and Selection. (a) The number of managers (each a "MANAGER") on the Board of Managers shall be not more than six (6) unless agreed otherwise by the Members representing a majority of the outstanding Membership Interests, and shall be selected as follows:

            (i) CommScope Optical (or an Affiliate of CommScope Optical to whom CommScope Optical has Direct Transferred all, but not less than all, of its Membership Interest) shall be entitled to designate a number of Managers on the Board of Managers in proportion to its Membership Interest, rounded down to the nearest whole number of Managers, provided that such number shall not be less than one for so long as CommScope Optical's Membership Interest (together with the Membership Interest of its Affiliates) exceeds 5% (each such Manager, a "COMMSCOPE OPTICAL DESIGNEE"); and

            (ii) Fitel USA shall be entitled to designate the remaining Managers on the Board of Managers (each such Manager, a "FITEL USA DESIGNEE").

          (b) Each Member shall designate Managers it is entitled to designate by delivering to the Company and the other Members written notice designating each Manager and setting forth such Manager's business address and telephone number. Each Manager shall serve until such Manager submits his or her written resignation to the Board of Managers, until removed by the Member who shall have designated him or her to the Board of Managers, or until the dissolution or termination of the Company in accordance with
Section 9.1. In the event that a Manager is removed, resigns, or is otherwise unable to serve on the Board of Managers, the Member who designated such Manager shall have the right to designate his or her successor.

     4.3 General Powers of the Board of Managers. Except as may otherwise be expressly provided in this Agreement, the Board of Managers shall manage and control the business and affairs of the Company. The Board of Managers shall possess all power, on behalf of the Company, to do or authorize the Company or to direct the Officers of the Company, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company.

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


     4.4 Voting. Except as otherwise provided in this Agreement, the Board of Managers shall act by the affirmative vote of a majority of the Managers. Each Manager shall have one (1) vote on all matters that arise before the Board of Managers.

     4.5 Quorum. At any meeting of the Board of Managers, a quorum shall be three (3) or more Managers unless agreed otherwise by the Members representing a majority of the outstanding Membership Interests. A Manager expecting to be absent from a meeting shall be entitled to designate in writing (or orally provided such oral designation is later confirmed in writing) a proxy to act in his or her stead with respect to such meeting.

     4.6 Regular Meetings. The Board of Managers shall hold regular meetings at least once each fiscal quarter, at the principal offices of the Company or at such other place as may be determined by the Chief Executive Officer. The Board of Managers shall establish meeting times, dates and places and requisite notice requirements and adopt rules or procedures consistent with the terms of this Agreement. Notice of each such regular meeting shall be given to each Manager by telecopy or similar method or sent by reputable overnight delivery service, in each case at least five Business Days before the meeting, unless a longer notice period is established by the Board of Managers. Any Manager may waive notice of, or the taking of any action at, any meeting in writing before, at, or after such meeting. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except when a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called.

     4.7 Special Meetings. Special meetings of the Board of Managers may be called by any two Managers. The call shall be in writing and shall state the location of the meeting and the nature of the business to be transacted. Notice of each such meeting shall be given to each Manager by telecopy or similar method or sent by reputable overnight delivery service, in each case at least three calendar days before the meeting, unless a longer notice period is established by the Board of Managers. Any Manager may waive notice of, or the taking of any action at, any meeting in writing before, at, or after such meeting. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except when a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called.

     4.8 Presence at Meetings. Any action required to be taken at a meeting of the Board of Managers, or any action that may be taken at a meeting of the Board of Managers, may be taken at a meeting held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. The Company shall permit any Manager or proxy of any Manager to participate by conference telephone.

     4.9 Written Consent. Notwithstanding anything to the contrary in this Agreement, the Board of Managers may without a meeting take any action that may be taken by the Board of Managers under this Agreement if such action is approved by the written consent of that number of Managers otherwise required for action by the Board of Managers (but not less than the number of Managers as shall equal a quorum) and prior written notice of such action is given to each of the Members (or waived in writing by each Member). Notice of such action shall be given to each Manager by telecopy or similar method or sent by reputable overnight delivery service.

     4.10 Removal of Managers. A Manager may be removed at any time, with or without cause, by the written notice of the Member that designated such Manager, delivered to the Company and the other Members, demanding such removal. Upon the Company's receipt of such written notice, such Manager shall be automatically removed without further action. The Member that removed such Manager shall promptly designate a successor to such Manager; provided that its failure to do so shall not affect any removal effected thereunder or the ability of the Board of Managers to meet or take any action. If at any time a Member ceases to be a Member (or becomes a Suspended Member), any Manager designated by such Member shall be automatically removed without further action.

     4.11 Resignation of Managers. Any Manager may resign at any time by giving written notice of his resignation to the Company. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Company. In the event any Manager resigns or is unable to serve on the Board of Managers, the Member that designated such Manager shall promptly designate a successor to such Manager (subject to Section 4.19(c)); provided that its failure to do so shall not affect any resignation effected thereunder or the ability of the Board of Managers to meet or take any action.

     4.12 Delegation of Manager's Powers; Officers. The Board of Managers shall have the right to delegate its authority by the same vote of the Board of Managers as would be required for the Board of Managers to take such action, to the extent provided in this Agreement, to Officers of the Company, to assist with the management of the business affairs of the Company. The Officers of the Company shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and one or more Vice Presidents. Any two or more offices may be held by the same person. The Officers of the Company shall report to the Chief Executive Officer unless the Board of Managers directs an Officer to report directly to the Board of Managers.

     4.13 Resignation and Removal of Officers. An Officer may resign at any time by giving written notice to the Board of Managers or the Chief Executive Officer. A resignation is effective when it is received unless it specifies a later date. Officers may be removed at any time, with or without cause, by the Board of Managers. In the event any Officer resigns, is removed or is unable to serve as an Officer, the Board of Managers shall promptly designate a successor to such Officer.

     4.14 Chief Executive Officer. The Chief Executive Officer of the Company shall have the powers and duties of supervision and management usually vested in the chief executive officer of a company. The Chief Executive Officer may sign, alone or with any of the Vice-Presidents or any other proper Officer of the Company thereunto authorized by the Board of Managers, any deeds, mortgages, bonds, contracts or other instruments which the Board of Managers has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers or by this Agreement to some other Officer or agent of the Company, or shall be required by law to be otherwise signed or executed, and in general he or she shall perform all duties incident to the office of the Chief Executive Officer and other duties from time to time may be prescribed by the Board of Managers.

     4.15 Other Officers. The other Officers of the Company shall have such powers and duties as may be delegated to such Officers by the Board of Managers.

     4.16 Limitations on Power of Board of Managers. The enumeration of powers in this Agreement shall not limit the general or implied powers of the Board of Managers or any additional powers provided by law. Notwithstanding the foregoing and any other provision contained in this Agreement to the contrary, the Company shall not, and shall not permit its Subsidiaries to (the "MAJOR DECISIONS"):

     (a) take any action in contravention of, amend, modify or waive, the provisions of this Agreement or the Certificate in a manner (i) adverse to any Member's rights under this Agreement or the Certificate without the consent of any such Member then owning (together with its Affiliates) 10% or more of the fully-diluted Membership Interests then outstanding or (ii) materially adverse to any Member's rights under this Agreement or the Certificate without the consent of any such Member then owning (together with its Affiliates) 5% or more of the fully-diluted Membership Interests then outstanding; or

     (b) take any action that would constitute a Bankruptcy Event with respect to the Company without the consent of each Member then owning (together with its Affiliates) 10% or more of the fully-diluted Membership Interests then outstanding, or if CommScope and its Affiliates own less than 10% of the fully-diluted Membership Interests then outstanding, take any action that would constitute a Bankruptcy Event with respect to the Company without the consent of CommScope Optical if such action would cause CommScope's right to sell the Membership Interests held by it and its Affiliates under Section 5.6 of the MOU to become unenforceable or incapable of being exercised.

     4.17 Subsidiaries. The provisions of this Agreement relating to the management and control of the business and affairs of the Company, and the respective rights and duties of, and restrictions on, the Board of Managers, Officers and the other Members, shall also be construed to be fully applicable to the management and control of any Subsidiary of the Company. In illustration and not in limitation of the foregoing, with respect to any such Subsidiary of the Company, the provisions of this Agreement relating to the respective rights and duties of, and restrictions on, the Board of Managers, the Officers and the other Members with respect to the management and control of the Company and its business shall be equally applicable to the management and control of such Subsidiary.

     4.18 Standard of Care; Fiduciary Duty. No Member or Manager of the Company shall owe any fiduciary duty, other than the duty of a Manager to act with the care of a reasonably prudent person, to the Company, any Affiliate of the Company, any Member or any Affiliate of any of the foregoing. No Member shall have any claim against any other Member, any Manager or any Affiliate of any of the foregoing, based upon or arising from a claimed breach of a fiduciary duty, duty of loyalty, corporate opportunity doctrine, conflict of interest or any similar basis, and each Member hereby waives any such claim on behalf of itself and its Subsidiaries and Affiliates. In taking any action, making any decision or exercising any discretion with respect to the Company or its Subsidiaries, a Manager or Member shall be entitled to consider such interests and factors as it desires, including its own interests or those of its Affiliates, and shall have no duty or obligation (a) to give any consideration to the interest of or factors affecting the Company or any other Person or (b) to abstain from participating in any vote or other action of the Company, any Subsidiary or Affiliate of the Company, the Board of Managers, or any board of directors or similar governing body of any of the foregoing. Nothing contained in this Section 4.18 shall constitute a waiver of any claim for breach of this Agreement by any Member.

     4.19 CommScope Optical Designees. (a) CommScope Optical shall, and shall ensure that CommScope Optical's Affiliates, implement measures to prevent the CommScope Optical Designees (i) from receiving from CommScope Optical or any Affiliate of CommScope Optical (collectively the "COMMSCOPE ENTITIES") and (ii) from providing to any of the CommScope Entities, any information that may be competitively sensitive with respect to any competition between any of the CommScope Entities and the Company, including without limitation any information containing pricing, markets, customers, prospects, strategic planning, methods of operations, or employees of any of the CommScope Entities with respect to areas where any of the CommScope Entities competes with the Company; provided, however, that nothing in this Section 4.19 is intended to limit any right of CommScope set forth herein to obtain information necessary to protect and evaluate CommScope's investment in the Company.

          (b) CommScope Optical shall indemnify and hold harmless the Company, each Member and any Affiliate of any Member from any Losses and Expenses arising from (i) CommScope Optical's breach of this Section 4.19 or (ii) any federal, state or foreign antitrust law resulting from the participation of any CommScope Optical Designee in the affairs of the Company or any Subsidiary of the Company.

          (c) Notwithstanding anything contained herein to the contrary, the Majority Member shall have the right to (i) consent to the designation of the person designated as the CommScope Optical Designee or (ii) to remove as a Manager, at any time, the person designated as the CommScope Optical Designee, in each case, if the Majority Member determines, after consultation with counsel, that the identity of such person could create a risk of non-compliance with any antitrust or competition law. No person designated by CommScope Optical shall become a Manager of the Company prior to the receipt by the Company and CommScope Optical of the Majority Member's written notice of consent to the designation of such person as a CommScope Optical Designee pursuant to clause (i) above. If the written notice of consent is not delivered to CommScope Optical within ten Business Days of CommScope Optical's written notice to the Majority Member of the identity of its designee, the Majority Member shall be deemed to have consented to such person for purposes of clause (i) above. Upon the delivery of a written notice of removal, pursuant to clause (ii) above, to the Company or CommScope Optical with respect to any person designated as a CommScope Optical Designee, such person shall automatically cease to be a Manager without further action and CommScope Optical shall promptly designate a replacement Manager (subject to clause (i) above).

ARTICLE 5.    MEMBERS

     5.1 Liability of Members. Subject to the provisions of the LLC Act, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the LLC Act or this Agreement shall not be grounds for imposing personal liability on a Member for any liabilities of the Company.

     5.2 Authority of Members. Except as set forth in Section 4.16 hereof, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the LLC Act.

     5.3 Voting. No Member has any voting right except with respect to those matters specifically set forth in this Agreement and as required in the LLC Act.

     5.4 Preemptive Rights. If the Company proposes to issue any Membership Interest, warrants, options or rights to purchase any Membership Interest, any security which is or may be convertible into a Membership Interest or any other equity security of the Company or calls for additional Capital Contributions, regardless of form (each a "COMPANY SECURITY"), other than an Exempt Issuance, the Company shall, prior to such issuance, deliver to each Member a written notice (the "PREEMPTION NOTICE") thereof describing the terms and conditions of such issuance (the "PREEMPTION NOTICE TRANSACTION"). Such Members, by giving written notice to the Company not later than five (5) Business Days following the giving of the Preemption Notice, may participate as purchasers in the Preemptive Notice Transaction on a pro rata basis based on the proportion of such Member's Membership Interest relative to the amount of outstanding Membership Interests on a fully-diluted basis. The participating Members shall participate as a purchaser in such Preemption Notice Transaction for a price per Company Security equal to the price per Company Security being paid to the Company in such issuance and on the same terms and conditions as those applicable to the proposed purchaser in such Preemption Notice Transaction. The number of Company Securities to be issued by the Company to the proposed purchaser in such issuance shall be reduced by the number of Company Securities that the participating Members purchase pursuant to this Section 5.4. To the extent that any Member receiving the Preemption Notice does not accept the offer to participate in the Preemption Notice Transaction, the Company may issue such Company Securities to another Person on terms no less favorable to the Company than the terms set forth in such Preemption Notice. The right of Members to participate in the Preemption Notice Transaction is conditioned on the consummation of such Preemption Notice Transaction.


ARTICLE 6.    TRANSFERS AND REPURCHASES OF MEMBERSHIP INTERESTS

     6.1 Transfer Restrictions. (a) For three years from the date hereof (the "RESTRICTION PERIOD"), no Direct Transfer shall be effected without the prior consent of the Board of

Managers (other than, in the case of CommScope Optical or its Affiliates, a Direct Transfer to Furukawa or its Affiliates; provided that a Member may Direct Transfer all or part of its Membership Interest to one or more of its wholly owned Subsidiaries at any time (a "SUBSIDIARY TRANSFER").

          (b) At no time may any Direct Transfer of any Membership Interest be made to any Person (i) then listed in Appendix A to the Corning Patent License or (ii) engaged in the cable and/or fiber optics business (other than Furukawa or any Subsidiary of Furukawa) and headquartered in Japan (any such person described in clauses (i) or (ii), a "RESTRICTED TRANSFEREE") without the consent of the Board of Managers.

          (c) In the event that, without the prior approval of the Board of Manager, (i) a CTV Member Transfer is effected prior to the expiration of the Restriction Period or (ii) any CTV Member Transfer is entered into with a Restricted Transferee (any transaction described in clause (i) or (ii), a "SUSPENSION TRANSACTION"), the Member who engaged, or whose Affiliate engaged, in such transaction (the "SUSPENDED MEMBER") shall not be permitted to exercise any rights or privileges hereunder, all rights and privileges hereunder of such Suspended Member with respect to its Membership Interest shall be unenforceable and any Manager designated by such Suspended Member shall be automatically removed from the Board of Managers without any further action; provided that such Suspended Member shall not be relieved of any of its obligations arising under this Agreement; provided, further, that such Suspended Member shall be permitted to receive, subject to applicable antitrust and other competition laws and to the confidentiality provisions set forth in Section 12.4, such information as is necessary for such Suspended Member to monitor any determination of the Fair Market Value of such Suspended Member's Membership Interest hereunder. A Suspended Member shall cease to be a Suspended Member, and thereafter all rights and privileges of such Suspended Member as a Member shall be restored, upon the rescission, unwinding or undoing of the transaction that resulted in such Member becoming a Suspended Member.

          (d) All Direct Transfers, other than Subsidiary Transfers, must be made for cash and in compliance with all applicable securities laws. Any purported Direct Transfer in violation of applicable securities laws or this Article 6 shall be void ab initio, and shall not bind the Company, and the Member making such purported Direct Transfer shall indemnify and hold the Company and the other Members harmless from and against any federal, state, or local income taxes, or transfer taxes, including transfer gains taxes, and any other liability arising as a result of, or caused directly or indirectly by, such purported Direct Transfer. A Member shall not be relieved of any of its obligations arising under this Agreement prior to any Direct Transfer effected by such Member, and such Member and any transferee shall execute such documents as the Company and/or such other Members shall reasonably request to evidence the Transfer and the assumption and continuing obligations under this Agreement.

     6.2 Right of First Refusal. (a) In the event that following the Restriction Period any Minority Member or Affiliate thereof (collectively, the "TRANSFERRING MEMBER") has received a bona fide written offer from a Person other than a Restricted Transferee, which such Transferring Member is willing to accept, for the Transferring Member to Direct Transfer all, but not less than all, of its Membership Interest (the "TRANSFERRED INTEREST"), such Transferring Member shall deliver a written notice (the "TRANSFER NOTICE") to all of the other Members (the "NON-

TRANSFERRING MEMBERS") stating the Transferring Member's intent to Direct Transfer the Transferred Interest pursuant to such bona fide offer. The Transfer Notice shall (i) specify the purchase price for and other material terms with respect to the Direct Transfer, (ii) identify the proposed purchaser of the Transferred Interest and (iii) specify the date scheduled for the Direct Transfer.

          (b) The Non-Transferring Members shall have the exclusive option to purchase all, but not less than all, of the Transferred Interest on terms and conditions substantially the same in all material respects as set forth in the written offer delivered pursuant to subsection (a) above, but at a price no less than that specified in the Transfer Notice; provided that no Non-Transferring Member shall be required to pay more than Fair Market Value for such Transferred Interest. The Non-Transferring Members shall notify the Company and the Transferring Member of their intention to exercise or not to exercise the right of first refusal hereunder within forty-five (45) calendar days of receipt by the Non-Transferring Member of a Transfer Notice.

          (c) In the event that a Non-Transferring Member elects to purchase the Transferred Interest (an "ELECTING MEMBER"), the Electing Member and the Transferring Member shall diligently pursue obtaining all regulatory approvals and use reasonable best efforts to consummate the closing of the purchase of the Transferred Interest as soon as practicable and in any event within 100 calendar days from receipt of the Transfer Notice; provided that, if such closing does not occur within such 100 calendar day period due to the failure to obtain any required regulatory approvals, the Electing Member's right to close such sale may be extended at the option of the Electing Member, until such regulatory approvals are obtained, but in no event for a period of greater than 100 additional calendar days. In the event of a failure of the Non-Transferring Member to elect to purchase all of the Transferred Interest or a failure of the Electing Member to consummate such purchase in accordance herewith, the Transferring Member will be free, at any time within 120 calendar days from the date all Non-Transferring Members elect not to exercise their purchase rights hereunder or from the date the time periods specified in this section for such election have expired, subject, in each case, to extension for up to an additional 120 calendar days to the extent necessary to achieve any required regulatory approvals, to consummate the sale of the Transferred Interest to the purchaser at a price and upon terms and conditions no more favorable to the purchaser than those specified in the Transfer Notice; provided that such Direct Transfer shall remain otherwise subject to the provisions of this Article 6.

          (d) At the closing of any proposed Transfer in respect of which a Transfer Notice has been delivered, the Transferring Member shall deliver, free and clear of all liens (other than this Agreement), to the Electing Members the Membership Interests elected to be purchased by such Electing Members and shall receive in exchange therefor the consideration to be paid or delivered by such Electing Members in respect of such Membership Interests as described in the Transfer Notice.

     6.3 Tag-Along Rights. (a) In the event that (i) Majority Member desires to Direct Transfer any Membership Interest or (ii) an Affiliate of the Majority Member desires to transfer, sell, assign or offer 10% or more of the voting stock of (x) any Person whose assets consist exclusively or substantially in their entirety of Membership Interests or (y) any Person whose

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


assets consist exclusively or substantially in their entirety of any Person described in clause (x) above (any transaction described in clause (i) or (ii) above, a "TAG-ALONG Transfer"), the Majority Member or Affiliate of the Majority Member proposing to effect the Tag-Along Transfer (the "TAG-ALONG INITIATOR") shall give written notice of such intended Tag-Along Transfer to each other Member (each, a "TAG-ALONG OFFEREE") and to the Company. Such notice (the "TAG-ALONG NOTICE") shall set forth the terms and conditions of such proposed Tag-Along Transfer, including the name of the proposed transferee, the amount of Membership Interests proposed to be Tag-Along Transferred by the Tag-Along Initiator (the "TAG-ALONG INTERESTS"), the purchase price of Membership Interests proposed to be paid therefor or allocated thereto in good faith and the payment terms and type of Tag-Along Transfer to be effectuated. Each Tag-Along Offeree shall, by written notice to the Tag-Along Initiator and the Company delivered no later than 14 calendar days after delivery of the Tag-Along Notice by the Tag-Along Initiator to each Tag-Along Offeree and the Company, have the opportunity and right to sell to the transferee in such proposed Tag-Along Transfer (upon the same terms and conditions, or, in the case of a Tag-Along Transfer that is not a Direct Transfer, on substantially equivalent terms and conditions, as the Tag-Along Initiator) up to that amount of Membership Interests owned by the Tag-Along Offeree equal to the product of (x) a fraction, the numerator of which is the number of Membership Units owned as of such date by that Tag-Along Offeree and the denominator of which is the aggregate number of Membership Units owned as of such date by the Tag-Along Initiator and each Tag-Along Offeree that has accepted the opportunity to participate and (y) the aggregate number of Tag-Along Interests. The amount of Tag-Along Interests to be sold by any Tag-Along Initiator shall be proportionately reduced to the extent necessary to provide for such sales of Membership Interests hereunder by Tag-Along Offerees. Notwithstanding anything contained herein to the contrary, no Member that is not a Tag-Along Offeree shall have any rights under this Section 6.3.

          (b) At the closing of any proposed Transfer in respect of which a Tag-Along Notice has been delivered, the Tag-Along Initiator together with all Tag-Along Offerees electing to sell Membership Interests, shall deliver, free and clear of all liens (other than this Agreement), to the proposed transferee the Membership Interests to be sold and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Membership Interests as described in the Tag-Along Notice.

     6.4 Take-Along Rights. A Majority Member desiring to Direct Transfer (other than in a Subsidiary Transfer or a Direct Transfer to an Affiliate of the Majority Member) all, but not less than all, of the Membership Interests owned by it and its Affiliates (the "TAKE-ALONG INITIATOR") shall give written notice of such intended Transfer to each other Member (each, a "TAKE-ALONG OFFEREE") and to the Company. Such notice (the "TAKE-ALONG NOTICE") shall set forth the terms and conditions of such proposed Transfer, including the name of the proposed transferee, the purchase price proposed to be paid for such Membership Interests and the payment terms and type of Transfer to be effectuated. The Take-Along Initiator shall have the right, exercisable not later than 14 calendar days after delivery of the Take-Along Notice, to require each Take-Along Offeree to sell to the transferee in such proposed Transfer (upon the same terms and conditions as the Take-Along Initiator, including with respect to price and form of consideration) all of such Take-Along Offeree's Membership Interests.

          (b) At the closing of any proposed Transfer in respect of which a Take-Along Notice has been delivered, the Take-Along Initiator together with all Take-Along Offerees electing to sell Membership Interests, shall deliver, free and clear of all liens (other than this Agreement), to the proposed transferee the Membership Interests to be sold and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Membership Interests as described in the Take-Along Notice.

     6.5 Assignment Binding on Company. No Direct Transfer of all or any part of the Membership Interest of a Member permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of such instrument of Direct Transfer, duly executed and acknowledged by the assignor or transferor and assignee or transferee (the "SUBSTITUTE MEMBER"), has been delivered to the Company, and such instrument evidences (i) the written acceptance by each Substitute Member of all of the terms and provisions of this Agreement and (ii) each Substitute Member's representation that such Direct Transfer was made in accordance with all applicable laws and regulations and the terms and provisions of this Agreement.

     6.6 Substituted Members. Members who Direct Transfer all their Membership Interests pursuant to a Direct Transfer permitted under this Agreement shall cease to be Members of the Company except that unless and until a Substituted Member is admitted in its stead, the Direct Transferring Member shall not cease to be a Member of the Company under the LLC Act and hereunder. Notwithstanding Section 6.5, any Person who is an assignee or transferee of any Membership Interest of a Member and who has satisfied the requirements of Article 6 shall become a Substituted Member only when (i) the Board of Managers has entered such Person as a Member on the books and records of the Company, which the Board of Managers is hereby directed to do upon satisfaction of such requirements, and (ii) such Person shall have paid all reasonable legal fees and filing costs in connection with the substitution as a Member.

     6.7 Acceptance of Prior Acts. Any person who becomes a Member, by becoming a Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company prior to the date it became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company and which were in force and effect prior to the date it became a Member.

     6.8 Admission of Transferees to the Company. If the foregoing provisions of this Article 6 have been observed, an assignee or transferee of Membership Interests shall be admitted to the Company and shall have all other rights and obligations of a Member hereunder.

     6.9 Right to Call Membership Interests

          (a) In the event that any Member (together with its Affiliates) owns 5% or less than the fully-diluted Membership Interests then outstanding, the Company shall have the right to purchase by written notice to the Member all, but not less than all, of such Member's (and its Affiliates') Membership Interest for an amount in cash equal to the Fair Market Value of such Membership Interest at the time notice of such exercise is given, and such notice, once given, shall be irrevocable; provided that the Company shall not exercise such right to purchase any

Membership Interest held by CommScope Optical or its Affiliates prior to the expiration of the Exercise Period and, in any event, only if CommScope does not timely exercise the right to sell Membership Interests in accordance with Section 5.6 of the MOU.

          (b) In the event of any CTV Member Transfer or Change of Control of CommScope (each, a "CALL TRANSACTION"), the Company shall have the right to purchase all, but not less than all, of the Membership Interest of any Member whose Affiliate entered into the Call Transaction (each, a "CALL TRANSACTION MEMBER"). Upon the execution of any agreement by any Affiliate of a Member to enter into a Call Transaction, each Call Transaction Member shall deliver prompt written notice to the Company that it has entered into a Call Transaction (a "CALL TRANSACTION NOTICE"). The Call Transaction Notice shall (i) specify the type of transaction proposed to be effected by the Call Transaction, (ii) identify the proposed parties to such Call Transaction and (iii) specify the date scheduled to effect the Call Transaction. The Company shall have the option (subject to consummation of the Call Transaction in the event of a Change of Control of CommScope) to purchase all, but not less than all, of the Call Transaction Member's (and its Affiliates') Membership Interest for an amount in cash equal to the then Fair Market Value of such Membership Interest. The Company shall exercise its option to purchase such Membership Interests by delivering a notice of exercise to the Call Transaction Member within forty-five (45) calendar days of receipt by the Company of a Call Transaction Notice. In the event that the Company elects to exercise its option to purchase the Membership Interest of the Call Transaction Member, (i) the Company shall deliver to the Call Transaction Member the purchase price for such Membership Interests within 100 calendar days of the determination of the Fair Market Value for such Membership Interests (such date, the "PAYMENT DATE") and (ii) during the period, if any, commencing on the consummation of the Call Transaction and ending on the earlier of (A) the consummation of the purchase by the Company of the Call Transaction Member's Membership Interest and (B) the Payment Date, the Call Transaction Member shall be deemed to be a Suspended Member.

          (c) In addition to, and not in limitation of, Section 6.9(b), if, at any time that CommScope and its Affiliates own 15% or more of the Membership Interests (whether calculated on a then actually outstanding or a fully-diluted basis), any entity listed on Appendix A to the Corning Patent License either (i) acquires, directly or indirectly, a 20% or greater equity interest in CommScope, or (ii) acquires, directly or indirectly, Corning Defined Control of CommScope (an "APPENDIX A TRANSACTION") then the Company (or the Majority Member or an Affiliate of the Majority Member) shall have the right, by notice to CommScope Optical (an "EXERCISE NOTICE"), to purchase from any CommScope Entity then owning Membership Interests, that amount of Membership Interests sufficient to reduce the CommScope Entities' collective ownership to 14.9% of the Membership Interests then actually outstanding or on a fully-diluted basis (whichever method would result in the CommScope Entities having the smaller aggregate ownership interest in the Company and its Subsidiaries), for a purchase price equal to 80% of the then Fair Market Value of such Membership Interests. The CommScope Entities shall give prompt written notice (but in no event later than one calendar day after the event giving rise to the obligation to give such notice) to the Company and the Majority Member (i) of an agreement with respect to an Appendix A Transaction, or, if no such agreement is entered into, upon consummation of an Appendix A Transaction or (ii) of any public filing with the U.S. Securities and Exchange Commission by any Person indicating the intention of such Person to commence or consummate an Appendix A Transaction. If the Company (or the

Majority Member or an Affiliate of the Majority Member) delivers an Exercise Notice, the Company (or the Majority Member or an Affiliate of the Majority Member) and the CommScope Entities shall consummate the purchase of CommScope Entity Membership Interests contemplated by this Section 6.9(c) within the time period set forth in Section 2.04 of the Corning Patent License within which Corning may not exercise its right to terminate the licenses to Fitel USA and/or its Affiliates thereunder. The Company (or the Majority Member or an Affiliate of the Majority Member) and the CommScope Entities agree that, to the extent that such purchase cannot be consummated within the time period set forth above, the parties shall enter into such escrow, trust or other arrangements as are necessary to avoid, pending consummation of such purchase, Corning's termination right under
Section 2.04 of the Corning Patent License. Fitel USA shall give CommScope Optical and its Affiliates prompt notice of any amendment, modification or waiver of the Corning Patent License, including Appendix A thereto, that could reasonably affect CommScope Optical's and its Affiliates' obligations hereunder.

          (d) Upon the consummation of a purchase by the Company of any Membership Interest pursuant to this Section 6.9, the Member Direct Transferring such Membership Interests shall deliver, free and clear of all liens (other than this Agreement), to the Company the Membership Interests elected to be purchased by Company and shall receive in exchange therefor the consideration to be paid or delivered by the Company in respect of such Membership Interests as described above.

     6.10 Right to Put Membership Interests. In the event of any Change of Control of Fitel USA (an "EXIT TRANSACTION"), each Minority Member shall have the right to sell all, but not less than all, of such Minority Member's Membership Interest to the Company. Upon the execution of any agreement by the Majority Member to enter into an Exit Transaction, the Majority Member shall deliver prompt written notice to the Company and each Minority Member that it has entered into an Exit Transaction (an "EXIT TRANSACTION NOTICE"). The Exit Transaction Notice shall (i) specify the type of transaction proposed to be effected by the Exit Transaction, (ii) identify the proposed parties to such Exit Transaction and (iii) specify the date scheduled to effect the Exit Transaction. Each Minority Member shall have the option (subject to consummation of the Exit Transaction) to sell all, but not less than all, of the Minority Member's Membership Interest to the Company for an amount in cash equal to the then Fair Market Value of such Membership Interest. A Minority Member shall exercise its option to sell such Membership Interests by delivering a notice of exercise to the Company within forty-five (45) calendar days of receipt by the Majority Member of an Exit Transaction Notice. In the event that a Minority Member elects to exercise its option to sell its Membership Interest to the Company, (i) the Company shall deliver to such Minority Member the purchase price for such Membership Interests within 100 calendar days of the determination of the Fair Market Value for such Membership Interests (such date, the "EXIT PAYMENT DATE") and (ii) during the period, if any, commencing on the consummation of the Exit Transaction and ending on the earlier of (A) the consummation of the purchase by the Company of such exercising Minority Member's Membership Interest and (B) the Exit Payment Date, such Minority Member shall be deemed to be a Suspended Member. Upon the consummation of a purchase by the Company of any Membership Interest pursuant to this Section 6.10, the Minority Member Direct Transferring such Membership Interests to the Company shall deliver, free and clear of all liens (other than this Agreement), to the Company the Membership Interests purchased by the Company and shall receive in exchange therefor the consideration to be paid or delivered by the Company in respect of such Membership Interests as described above.

     6.11 Securities Laws. The Membership Units have not been registered under the Securities Act, and, therefore, in addition to the other restrictions on transfer contained in this Agreement, no Membership Units or Membership Interest may be sold unless registered under the Securities Act or an exemption from such registration is then available. Any certificate (if any) evidencing Membership Units or any Membership Interest and each certificate issued in exchange for or upon the Transfer of any Membership Units or Membership Interest shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON NOVEMBER __, 2001 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE ISSUER (THE "COMPANY") HAS NOT BEEN REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED (X) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN THE ABSENCE OF AN EXEMPTION FROM REGISTRATION THEREUNDER, OR (Y) IF SUCH SALE OR TRANSFER CANNOT BE EFFECTED WITHOUT THE LOSS BY THE COMPANY OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF NOVEMBER __, 2001, AS AMENDED AND MODIFIED FROM TIME TO TIME. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The legend set forth above shall be removed from the certificates (if any) evidencing any Membership Units or any Membership Interest which ceases to be a Membership Unit or Membership Interest in accordance with the definitions thereof.


ARTICLE 7.    CAPITAL CONTRIBUTIONS, ACCOUNTS, ALLOCATIONS
              AND DISTRIBUTIONS

     7.1 Initial Capitalization. Concurrently with the execution of this Agreement, each Member shall (a) be deemed to have made a Capital
Contribution in the amounts set forth in Schedule 7.1(a) and (b) make a loan to the Company in the amounts set forth in Schedule 7.1(b).

     7.2 Capital Accounts. A separate Capital Account shall be established and maintained for each Member in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv).

     7.3 Distributions. Except as set forth in Section 7.4, distributions, including the amount and timing thereof, shall be determined by the Board of Managers. Except as provided in Section 9.3(b), all distributions shall be distributed among the Members in the proportion that the number of Membership Units held by a Member bears to the total number of Membership Units held by all of the Members.

     7.4 Tax Distributions. Unless prohibited by applicable law, the Board of Managers shall cause the Company to distribute, at the end of each quarterly accounting period of the Company an amount equal to the Tax Amount for such quarterly accounting period (each a "QUARTERLY DISTRIBUTION") and, within 60 calendar days after the end of each Fiscal Year, an amount equal to the excess (if any) of (a) the Tax Amount for such Fiscal Year over (b) the sum of all Quarterly Distributions previously made pursuant to this Section 7.4 for such Fiscal Year (each a "FINAL DISTRIBUTION"). The "TAX AMOUNT" for a Quarterly Distribution means the product of (x) the Assumed Tax Rate and (y) the estimated taxable income of the Company for the relevant quarterly accounting period, and for a Final Distribution means the product of (i) the Assumed Tax Rate and (ii) the taxable income of the Company for such Fiscal Year. The "ASSUMED TAX RATE" means, for any period, the marginal tax rate of a corporation subject to U.S. federal income tax at the highest applicable marginal tax rate in effect for such period plus 5%. Quarterly Distributions made pursuant to this Section 7.4 shall be made in a manner consistent with the estimated annual tax items of the Company, and each Quarterly Distribution shall be adjusted to the extent Quarterly Distributions for prior quarterly accounting periods did not correctly estimate such items. If the taxable income for a Fiscal Year has not been determined within 60 calendar days after the end of a Fiscal Year the Board of Managers shall make the Final Distributions called for by this Section 7.4 (if any) on an estimated basis and in the event that the taxable income exceeds the amount used in the estimate shall make additional distributions pursuant to this Section 7.4 in respect of such excess when the taxable income for the Fiscal Year is finally determined.

     7.5 Allocation of Net Profit or Net Loss. Except as provided in
Section 7.6, all items of profit, loss, deduction and credit for each Fiscal Year (or portion thereof) shall be allocated among the Members (and credited or debited to their Capital Accounts as provided in Treas. Reg. ss. 1.704-1(b)(2)(iv)) in the proportion that the number of Membership Units held by a Member bears to the total number of Membership Units held by all of the Members.

     7.6 Allocations of Nonrecourse Deductions; Minimum Gain Chargeback; Special Allocations and Rules. (a) Notwithstanding any other provision of this Agreement, (i) "partner nonrecourse deductions" (as defined in Treas. Reg. Section 1.704-2(i)), if any, of the Company shall be allocated to the Member that bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(i), and (ii) "nonrecourse deductions" (as defined in Treas. Reg. Section 1.704-2(b)), if any, of the Company with respect to each period shall be allocated in the same proportion that the number of Membership Units held by a Member bears to the total number of Membership Units held by all of the Members.

          (b) This Agreement shall be deemed to include "qualified income offset," "minimum gain chargeback" and "partner nonrecourse debt minimum gain chargeback" provisions within the meaning of Treasury Regulations under Section 704(b) of the Code. Accordingly, notwithstanding any other provision of this Agreement, items of gross income shall be allocated to the Members on a priority basis to the extent and in the manner required by such provisions.

          (c) Any special allocation of items pursuant to the above provisions of this Section 7.6 shall be taken into account in computing subsequent allocations pursuant to Section 7.5 so that the cumulative net amount of all items allocated to each Member shall, to the extent possible, be equal to the amount that would have been allocated to such Member if there had never been any special allocation pursuant to this Section 7.6.

          (d) Losses allocated to any Member with respect to any Fiscal Year shall not exceed the maximum amount of losses that can be so allocated without causing or increasing a deficit balance in a Member's Capital Account as of the end of the partnership taxable year to which such allocation relates (in excess of deficit amounts the Member is deemed obligated to restore and for other adjustments as provided in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)). If some but not all of the Members would have adjusted Capital Account deficits as a consequence of an allocation of losses pursuant to the immediately preceding sentence, the limitation set forth in such sentence shall be applied on a Member-by-Member basis and any such losses not allocable to a Member as a result of such limitation shall be allocated to the other Members in accordance with their positive Capital Account balances so as to allocate the maximum possible losses to each Member under Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

          (e) For purposes of determining the profits, losses, or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers under any permissible method under Code Section 706 and the Treasury Regulations thereunder.

          (f) The Capital Accounts of the Members shall be increased or decreased to reflect a revaluation of Company property at such time as the Board of Managers shall determine consistent with Treasury Regulation
Section 1.704-1(b).

          (g) The provisions of this Article 7 are intended to comply with Code Section 704(b) and the Treasury Regulations thereunder and shall be interpreted consistent therewith.



     7.7 Section 704(c) Allocations. (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial gross asset value using any reasonable method determined by the Board of Managers.

          (b) In the event that the gross asset value of any Company property is adjusted pursuant to Section 7.6(f) above, subsequent allocations of income, gain, loss, and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its gross asset value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

          (c) Allocations pursuant to this Section 7.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of profits, losses, other items, or distributions pursuant to any provision of this Agreement.

     7.8 No Restoration of Negative Capital Accounts. At no time shall a Member with a negative balance in its Capital Account have any obligation to the Company or to any other Member to restore such negative balance.


ARTICLE 8.    INDEMNITIES

     8.1 Indemnities. (a) The Company shall indemnify and hold harmless (each an "INDEMNIFIED PERSON") (i) each Member and each Manager, (ii) each Affiliate of each Member, (iii) each of the foregoing's respective directors, officers, employees and agents and (iv) each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities including reasonable attorneys' fees and expenses incurred to enforce the terms of this Section 8.1 (collectively, "LOSSES AND EXPENSES") suffered or incurred by any such Indemnified Person arising from, relating to or otherwise in respect of, (A) any liability of the Company or (B) any act or omission performed or omitted by such Indemnified Person in its capacity as a Member or Manager (or as an Affiliate, director, officer, employee, agent, heir, executor, successor or assign of such Member or Manager or Affiliate) except for acts or omissions constituting gross negligence, bad faith, fraud or willful misconduct or breach of this Agreement.

          (b) If a claim by a Third Party is made against an Indemnified Person hereunder, and if such Indemnified Person intends to seek indemnity with respect thereto under this Section 8.1, such Indemnified Person shall promptly notify the Company in writing of such claims setting forth such claims in reasonable detail, provided that failure of such Indemnified Person to give prompt notice as provided herein shall not relieve the Company of any of its obligations hereunder, except to the extent that the Company is materially prejudiced by such failure. The Company shall have twenty (20) calendar days after receipt of such notice to undertake, through counsel of its own choosing, subject to the reasonable approval of such Indemnified Person, and at its own expense, the settlement or defense thereof, and the Indemnified Person shall cooperate with it in connection therewith; provided, however, that the Indemnified Person may participate in such settlement or defense through counsel chosen by such Indemnified Person, provided that the fees and expenses of such counsel shall be borne by such Indemnified Person. If the Company shall assume the defense of a claim, it shall not settle such claim without the prior written consent of the Indemnified Person, (i) unless such settlement includes as a term thereof the giving by the claimant of an unconditional release of the Indemnified Person from all liability with respect to such claim or (ii) if such settlement involves the imposition of equitable remedies or the imposition of any material obligations on such Indemnified Person other than financial obligations for which such Indemnified Person will be indemnified hereunder. If the Company shall assume the defense of a claim, the fees of any separate counsel retained by the Indemnified Person shall be borne by such Indemnified Person unless and to the extent there exists a conflict between them as to their respective legal defenses (other than one that is of a monetary nature), in which case the Indemnified Person shall be entitled to retain separate counsel, the reasonable fees and expenses of which shall be reimbursed by the Company. If the Company does not notify the Indemnified Person within twenty (20) calendar days after the receipt of the Indemnified Person's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Person shall have the right to contest, settle or compromise the claim but shall not thereby be deemed to have waived any right to indemnity therefor pursuant to this Agreement.

          (c) No Member shall have any obligation or liability to any other Member arising out of or relating to any liability of the Company.

     8.2 Insurance. The Company may purchase and maintain insurance, on behalf of the such Persons as the Board of Managers shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Persons in connection with the business or activities of the Company, regardless of whether the Company would have the power to indemnify such Persons against such liability under the provisions of this Agreement.


ARTICLE 9.    DURATION, DISSOLUTION AND LIQUIDATION

     9.1 Duration; Events Causing Dissolution. The Company shall continue until the earlier of:

         (a)  the unanimous vote of the Board of Managers; or

         (b)  the entry of a decree of judicial dissolution under
Section 18-802 of the LLC Act.

The date of such dissolution is herein called the "DISSOLUTION DATE."

     9.2 Cancellation of Certificate. Upon the dissolution of the Company, the Certificate shall be cancelled in accordance with the provisions of
Section 18-203 of the LLC Act by the Board of Managers or any Member, trustee or liquidator designated by the Board of Managers who is responsible for winding up the affairs of the Company.

     9.3 Distributions Upon Dissolution. (a) Upon the occurrence of the Dissolution Date, the Board of Managers shall designate a Member, trustee or liquidator to, without any unnecessary delay, sell or otherwise liquidate the assets of the Company and pay or make due provision for the payment of all debts, liabilities and obligations of the Company.

          (b) Such Member, trustee or liquidator shall distribute the net liquidation proceeds and any other liquid assets of the Company, after the payment of all debts, liabilities and obligations of the Company (including, without limitation, all amounts owing to a Member under this Agreement or under any agreement between the Company and the Member entered into by the Member other than in its capacity as a Member in the Company), the payment of expenses of liquidation of the Company, and the establishment of a reasonable reserve in an amount estimated by the Member, or such trustee or liquidator to be sufficient to pay any amounts reasonably anticipated to be required to be paid by the Company, to the Members in the proportion that the number of Membership Units held by a Member bears to the total number of Membership Units held by all of the Members.

     9.4 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses otherwise attendant upon such a winding up.


ARTICLE 10.   BOOKS OF ACCOUNT; REPORTS; TAXES

     10.1 Books of Account. The Company shall keep, accurate and complete records and books of account of all transactions of the Company. Such books and records shall be kept in accordance with GAAP applicable thereto, shall be maintained at the principal office of the Company and shall be available for inspection and examination by any Member, or its respective designee, at any reasonable time during regular business hours. The Company shall provide to each Member all such information and financial statements of the Company as such Member may reasonably request. All such information and financial statements shall be used for Company purposes only.

     10.2 Financial Statements and Information. Any Member may request from the Company audited financial statements of the Company for a prior Fiscal Year to be presented no later than 45 calendar days after the end of each Fiscal Year.

     10.3 Tax Returns. Fitel USA shall cause to be prepared, at the cost of the Company, and shall make available (at least 30 calendar days prior to the relevant due date (including extensions)) for review and comment by each of the Members, all necessary federal, state and local tax returns (including quarterly estimated tax information) of the Company. Fitel USA shall cause all such returns to be timely filed.

     10.4 Tax Matters Partner. Fitel USA is hereby designated as the "tax matters partner" (as defined in the Code) of the Company and is authorized and required to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any federal, state, or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Company for professional services and costs associated therewith; provided that Fitel USA shall provide CommScope Optical with prompt notice of the commencement of any such examination or other proceeding and shall keep CommScope Optical reasonably informed with respect to such examination or other proceeding. Expenses of administrative proceedings relating to the determination of Company items at the Company level undertaken by the "tax matters partner" will be deemed to be Company expenses.

     10.5 Fiscal Year. The Fiscal Year of the Company for financial, accounting and federal, state and local income tax purposes shall be determined by the Board of Managers and shall initially be the calendar year.

     10.6 Tax Elections. The Company intends to be treated as a partnership for U.S. federal income tax purposes. The Members agree that no election shall be made, and no action shall be taken, to treat the Company as anything other than a partnership for U.S. federal income tax purposes. At the request of any Member (but subject to the consent (which shall not be unreasonably withheld) of the other Members), the Company shall make an election under Section 754 and the Treasury Regulations thereunder to adjust the basis of the assets of the Company pursuant to Section 734 and 743 of the Code.


ARTICLE 11.   REPRESENTATIONS AND WARRANTIES

     11.1 Representations and Warranties. Each Member hereby represents and warrants to the Company and the other Members as follows:

          (a) (i) the execution and delivery of this Agreement by such Member, the performance by such Member of its obligations hereunder, and the consummation by such Member of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of such Member and (ii) this Agreement has been duly executed and delivered by such Member and, assuming the due execution and delivery by such Member, constitutes a legal, valid and binding obligation of such Member enforceable against it in accordance with its terms;

          (b) there is no action, suit or proceeding pending against such Member or, to such Member's knowledge, threatened in any court or by or before any other governmental agency or instrumentality which would prohibit such Member from entering into, or that could have a material adverse effect on such Member's ability to perform its obligations under, this Agreement; and

          (c) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained by such Member that has not been obtained in connection with the execution, delivery and performance of this Agreement by such Member or the consummation by such Member of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Member and the consummation of the transactions contemplated hereby by such Member does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to such Member or any material agreement to which such Member is a party.

     11.2 Representations Regarding Purchase of Interests. Each Member represents and warrants that it is purchasing the Membership Interest that it purchases pursuant to this Agreement for investment purposes only and not with a view to the resale of such Membership Interest (or any part thereof or interest therein) in violation of any applicable securities laws.

     11.3 Wholly-Owned Subsidiaries. Fitel USA represents and warrants to CommScope Optical that it is an indirect wholly owned Subsidiary of Furukawa. CommScope Optical represents and warrants to Fitel USA that it is an indirect wholly owned Subsidiary of CommScope.

ARTICLE 12.   OTHER AGREEMENTS AND MISCELLANEOUS PROVISIONS

     12.1 Compliance with LLC Act. Each Member agrees not to take any action or fail to take any action which, considered alone or in the aggregate with other actions or events, would result in the dissolution or termination of the Company under the LLC Act.

     12.2 Additional Actions and Documents. Each Member agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use reasonable best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

     12.3 Access to Information. Each Member shall provide to each other Member and their employees, counsel, auditors and representatives access, during normal business hours, information and assistance as is reasonably necessary for the Members to verify any amount allocated to the Company pursuant to this Agreement or for any other reason reasonably requested by the other party in connection with this Agreement. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 12.3.

     12.4 Confidentiality. Each Member shall comply with the terms and conditions of Section 6.2 of the MOU with respect to Confidential
Information relating to the Company and its Subsidiaries as if such Member were bound thereby.

     12.5 Survival. It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

     12.6 Amendments; Waivers. (a) Subject to Section 4.16(a), this Agreement and/or the Certificate may be amended, modified or waived by an instrument in writing signed by Members of the Company representing a majority of the Membership Interests.

          (b) Neither the waiver by a Member of a breach of, or a default under, any of the provisions of this Agreement, nor the failure of a Member, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder.

     12.7 Exercise of Rights. No failure or delay on the part of a Member or the Company in exercising any right, power or privilege hereunder and no course of dealing among the Members or between a Member and the Company shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative (except as expressly provided herein) and not exclusive of any other rights or remedies which a Member or the Company would otherwise have at law or in equity or otherwise.

     12.8 Assignment; Binding Effect; Benefit. Except as expressly contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, provided that no such assignment will relieve the assigning party of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, with respect to the matters provided for herein.

     12.10 Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

     12.11 Headings. The section and other headings of this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     12.12 Governing Law. This Agreement shall be governed by and construed both as to validity and enforceability in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

     12.13 Partition. The Members hereby agree that no Member nor any Substitute Member shall have the right, while this Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of itself, its successors, representatives and assigns, hereby waives any such right.

     12.14 No Brokers. Each of the parties hereto warrants to each other that there are no brokerage commissions or finders' fees (or any basis therefor) resulting from any action taken by such party or any Person acting or purporting to act on its behalf in connection with entering into this Agreement. Each Member agrees to indemnify and hold harmless each other Member for all costs, damages or other expenses arising out of any misrepresentation made in this Section 12.14.

     12.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same agreement.

     12.16 Enforcement Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of Articles 4 or 6, or Section 12.4, of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Articles 4 or 6, or Section 12.4, of this Agreement and to enforce specifically the terms and provisions of Articles 4 or 6, or Section 12.4, of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

     12.17 Effect of Initial Public Offering. Effective immediately prior to an initial public offering of any Membership Interests or other Company Securities, (a) Section 4.16, Section 4.18, Section 5.4, Section 6.1,
Section 6.2, Section 6.3, Section 6.4, Section 6.9 and Section 6.10 shall become null and void and have no effect and (b) notwithstanding the provisions of Section 4.2(a)(i), CommScope Optical shall not be entitled to designate any Managers on the Board of Managers; provided that, notwithstanding anything in this agreement to the contrary, no Member shall be relieved or released from any liabilities or damages arising out of such Member's breach of any provision of this Agreement. Notwithstanding anything contained herein to the contrary, nothing herein shall require the Company, or the Board of Managers or any Member to cause the Company, to engage in an initial public offering of Membership Interests or other equity securities of the Company or any Subsidiary of the Company, or otherwise to offer or sell any securities of the Company or any Subsidiary of the Company in any public offering or otherwise.

     12.18 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


   If to Fitel USA:                     If to CommScope Optical:

   Fitel USA Corp.                      CommScope, Inc.
   c/o The Furukawa Electric Co., Ltd.  Lenoir-Rhyne Boulevard, SE
   6-1, Marunouchi, 2 chome             Hickory, North Carolina 28603-2520
   Chioda Ku                            United States of America
   Tokyo 100-8322                       Attention: Frank B. Wyatt, II
   Attention:  Mr. Koichi Nakamura      Facsimile:  828-431-2520
   Facsimile: 011-81-3-3286-3919


   with a copy to:                      with a copy to:

   Masuda & Ejiri                       Fried, Frank, Harris, Shriver & Jacobson
   399 Park Avenue, 18th Floor          1 New York Plaza
   New York, New York 10022             New York, New York  10004
   United States of America             United States of America
   Attention: Junji Masuda              Attention:  Christopher Ewan
   Facsimile: (212) 486-2614            Facsimile:  (212) 859-8588

or to such other address as any party or other addressee shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     12.19 Consent to Jurisdiction. The Company and each Member irrevocably submits, and agrees to cause their Subsidiaries and Affiliates to irrevocably submit to, the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement or any transaction contemplated hereby shall be brought by it or any of its Subsidiaries or Affiliates except in such court). The Company and each Member further agrees, and agrees to cause their Subsidiaries and Affiliates to agree, that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. The Company and each Member irrevocably and unconditionally waives (and agrees not to plead or claim), and agrees to cause its Subsidiaries and Affiliates to irrevocably and unconditionally waive (and not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     12.20 Waiver of Jury Trial. The Company and each Member hereby waives, and agrees to cause each of its Subsidiaries and Affiliates to waive, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. The Company and each Member (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.20.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     OFS BRIGHTWAVE, LLC


                                     By:  /s/ Akira Wada
                                         --------------------------------------
                                     Its: Akira Wada
                                          Attorney-in-fact
                                         --------------------------------------


                                     FITEL USA CORP.


                                     By:  /s/ Osamu Sato
                                         --------------------------------------
                                     Its: Osamu Sato
                                          President & CEO
                                         --------------------------------------


                                     COMMSCOPE OPTICAL TECHNOLOGIES, INC.


                                     By:  /s/ Frank B. Wyatt, II
                                         --------------------------------------
                                     Its: Frank B. Wyatt, II
                                          Vice-President
                                         --------------------------------------

                                 SCHEDULE A
                                 -----------

                            Membership Interests
                            --------------------






         Name and Address            Initial                 Initial
             of Member          Membership Units       Membership Interest
      ---------------------- ---------------------- -------------------------

             Fitel USA              8,156,775                 81.56775%

         CommScope Optical          1,843,225                 18.43225%

                              SCHEDULE 7.1(A)

                       INITIAL CAPITAL CONTRIBUTIONS
                       -----------------------------



FITEL USA INITIAL CAPITAL CONTRIBUTION

$767,289,227.72



COMMSCOPE OPTICAL INITIAL CAPITAL CONTRIBUTION

$173,388,000.00

                              SCHEDULE 7.1(B)

                               INITIAL LOANS
                               -------------



COMMSCOPE OPTICAL INITIAL LOAN TO THE COMPANY

$30 million